                          BALDWIN AMERICAS CORPORATION
                        BALDWIN EUROPE CONSOLIDATED INC.
                        BALDWIN ASIA PACIFIC CORPORATION
                      C/O BALDWIN TECHNOLOGY COMPANY, INC.
                                12 COMMERCE DRIVE
                                SHELTON, CT 06484

                                                      June 28, 2002

Fleet National Bank
One Landmark Square, 12th Floor
Stamford, Connecticut  06901

First Union National Bank
Mail Code - PA1246
123 South Broad Street - 14MBO
Philadelphia, Pennsylvania 19101-7558

Ladies and Gentlemen:

         This letter sets forth our agreements with respect to the obligations described below of Baldwin Americas Corporation, Baldwin Europe Consolidated Inc. and Baldwin Asia Pacific Corporation (collectively, the "BORROWERS") and Baldwin Technology Company, Inc., Baldwin Technology Corporation, Baldwin Consolidated Europe BV, Baldwin Graphics Systems, Inc., Baldwin Kansa Corporation, Baldwin German Capital Holding GmbH, Baldwin Grafotec GmbH and Baldwin Japan Ltd. (the "GUARANTORS") to Fleet National Bank ("FLEET") and First Union National Bank ("FIRST UNION", and together with Fleet, the "LENDERS").

         Each of the Borrowers and the Guarantors (collectively, the "OBLIGORS") acknowledges that they are unconditionally and jointly and severally indebted (and contingently indebted, as the case may be) to the Lenders with respect to their respective debts more particularly described on Exhibit A attached hereto (collectively, the "INDEBTEDNESS") in the amounts set forth on Exhibit A, plus interest accrued and accruing thereon and costs and expenses of collection, including without limitation, attorneys' fees. Additionally, each of the Obligors acknowledges that it has no defense, offset or counterclaim to its obligations in respect of the Indebtedness and further that it has no other claim whatsoever against Fleet (in its capacity either as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT") or as Lender) or First Union (in its capacity either as Documentation Agent or as Lender) (in each case whether arising in contract, tort or otherwise) with respect to, or arising out of, the Indebtedness.



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         The Indebtedness of the Borrowers is described in and evidenced by, among other things: (1) that certain Amended and Restated Credit Agreement, dated as of January 28, 2002, by and among Borrowers, the Guarantors, the Lenders, Fleet, as Administrative Agent, and First Union, as Documentation Agent (as amended, modified, restated or otherwise supplemented from time to time, the "CREDIT AGREEMENT"), (2) a Replacement Revolving Credit Note in favor of Fleet in the amount of up to $8,500,000 dated as of January 28, 2002 (the "FLEET REVOLVING LOAN NOTE"), (3) a Replacement Revolving Credit Note in favor of First Union in the amount of up to $8,500,000 dated as of January 28, 2002 (the "FIRST UNION REVOLVING LOAN NOTE", and together with the Fleet Revolving Loan Note, the "REVOLVING LOAN NOTES"), (4) a Term Loan Note in favor of Fleet in the amount of $2,000,000 dated as of January 28, 2002 (the "FLEET TERM LOAN NOTE"), (5) a Term Loan Note in favor of First Union in the amount of $2,000,000 dated as of January 28, 2002 (the "FIRST UNION TERM LOAN NOTE", and together with the Fleet Term Loan Note, the "TERM LOAN NOTES"), and (6) a Hedging Agreement with Fleet dated April 30, 2001. The Indebtedness of the Guarantors is described in and evidenced by the guaranty agreements described in Exhibit A (collectively, the "GUARANTY AGREEMENTS").

         Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. Hereinafter, the Loan Documents, the Hedging Agreement and this Agreement shall be referred to as the "CREDIT AND FORBEARANCE DOCUMENTS").

         Each of the Obligors acknowledges and affirms that the Borrowers are currently in default of their respective obligations under the Credit Agreement and the other Loan Documents as a result of its past and continuing failure to comply with the covenant set forth in Section 6.1(b) of the Credit Agreement (the "EXISTING COVENANT DEFAULT") and that, as a result of such default, (a) the Lenders have the immediate and unrestricted right to, among other things, request the Administrative Agent to terminate the Commitment, declare all Obligations to be immediately due and payable and otherwise exercise any and all rights and remedies available to them under the Loan Documents and/or at law and in equity, and (b) Fleet, as counterparty under the Hedging Agreement, has the immediate and unrestricted right to terminate the Hedging Agreement and otherwise exercise any and all rights and remedies available to it under the Hedging Agreement and/or at law and in equity. In addition, the Borrowers have advised the Administrative Agent and the Lenders that they currently have no ability, and do not anticipate having the ability, to satisfy their respective Indebtedness to the Lenders under the Term Loan Notes on or before the Term Loan Maturity Date (the "ANTICIPATORY DEFAULT").

         In order to avoid the cost, expense and disruption which would result from the Lenders' efforts to collect the Indebtedness and in order to allow the Obligors sufficient time to obtain alternative financing for the purpose of refinancing all of the Indebtedness, the Administrative Agent and the Lenders are willing to forbear from collection of the Indebtedness until August 12, 2002 (the "FORBEARANCE PERIOD"); SUBJECT, HOWEVER, to the express agreements and conditions set forth below and provided further that:

         (1) except for the Existing Covenant Default and the Anticipatory Default, no other

                                      -2-


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default or event of default (howsoever defined) under or within the meaning of any of the other Credit and Forbearance Documents, including without limitation, a default under any other financial covenant set forth in the Credit Agreement, shall occur or exist, it being further acknowledged and agreed that from and after the date hereof all cure and/or grace periods and/or requirements for prior notice or demand, if any, that must be provided to one or more of the Obligors prior to an event being deemed a default or an event of default (howsoever defined) under any of the Credit and Forbearance Documents are hereby waived by each of the Obligors and are of no further force and effect;

         (2) there shall be no further material adverse change in the business or financial condition of any of the Obligors other than has been disclosed to the Lenders, after the date hereof;

         (3) there shall be no material adverse change in the value, extent or condition of any of the Collateral or other property granted to the Administrative Agent, on behalf of the Lenders, to secure any or all of the Indebtedness (it being agreed and understood that the Indebtedness under the Revolver Loan Notes may exceed the amount permitted by the sum of clauses (a),
(b), (c) (d) and (e) of the Borrowing Base by no more than $5,000,000 (the "OVERADVANCE") and that if the Overadvance increases during the Forbearance Period, such occurrence shall be deemed a material adverse change, a default under this Agreement and grounds for immediate termination of the Forbearance Period);

         (4) each of the Obligors shall perform and comply with, as and when required, TIME BEING OF THE ESSENCE in all respects, all of the respective agreements, covenants and obligations set forth in the Credit and Forbearance Documents;

         (5) no party shall take any action against any of the Obligors or against any of the Collateral or other property granted to the Administrative Agent, on behalf of the Lenders, to secure any or all of the Indebtedness which in the Lenders' sole judgment will have a material adverse impact upon the Lenders' right or ability to repossess, attach or execute upon any of such Collateral or other property;

         (6) none of the Obligors shall make any assignment for the benefit of creditors or similar action or be the subject, voluntarily or involuntarily, of any bankruptcy, insolvency, reorganization or other similar proceeding; and

         (7) none of the Obligors shall have misrepresented any material fact to, or committed any fraud upon, the Administrative Agent and/or any of the Lenders ((1), (2), (3), (4), (5), (6), and (7) being hereafter referred to collectively as the "FORBEARANCE CONDITIONS").

I.       AGREEMENTS, REPRESENTATIONS AND WARRANTIES.

         A. The Obligors acknowledge that they have requested the Administrative Agent and

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the Lenders to forbear from collection of the Indebtedness and that such forbearance upon the terms set forth herein is satisfactory to each of them and is in the best interest of the Obligors and the Lenders.

         B. Each of the Obligors represents and warrants to the Administrative Agent and the Lenders that: (1) it has the requisite corporate power to enter into this Agreement and the transactions contemplated herein, and has taken all necessary corporate action to authorize this Agreement and the transactions contemplated herein; and (2) the Credit and Forbearance Documents to which it is a party constitute the legal, valid and binding obligations of each Borrower, enforceable against it in accordance with their respective terms.

         C. So long as the Forbearance Conditions are and continue to be satisfied, the Administrative Agent and the Lenders agree to forbear from collection of the Indebtedness until the termination or expiration of the Forbearance Period. The Obligors acknowledge and agree that upon (a) the failure of any of the Forbearance Conditions to be satisfied or continue to be satisfied, including without limitation, any failure by the Borrowers to continue to make interest or any other payments required under any of the Credit Documents when due and payable (other than principal payments required under the Term Loan Notes), or (b) the expiration of the Forbearance Period: (a) all Indebtedness and other sums due by each of the Obligors to the Lenders under the Credit and Forbearance Documents shall automatically and immediately be due and payable without notice or demand of any kind, (b) the Obligors, or any one of them, shall immediately deposit with the Administrative Agent, as cash collateral, an amount, in immediately available funds, equal to the aggregate amount available for drawing under the Dresdner Letter of Credit (as defined below), and (c) the Administrative Agent, on behalf of the Lenders, and/or any of the Lenders shall have the immediate and unrestricted right to exercise, without notice or demand, any and all rights and remedies available to them under the Credit and Forbearance Documents and at law or in equity.

         D. Notwithstanding anything to the contrary contained in the Credit Agreement or any of the other Credit Documents, the Obligors acknowledge and agree that effective on the date hereof: (1) the Borrowers shall have no further ability to request, and the Lenders shall have no further obligation to make, any further Revolving Credit Loans; PROVIDED, HOWEVER, that the Lenders agree that Fleet, as Issuing Lender, shall be permitted to extend the expiry date of that certain Standby Letter of Credit, No. CS1280278, dated July 9, 2001, for the benefit of Dresdner Bank, AG in the face amount of Euro 3,000,000 (the "DRESDNER LETTER OF CREDIT") to August 12, 2002, (2) the Applicable Margin for each outstanding LIBOR Rate Loan shall be or continue to be 4.75% and the Applicable Margin for each outstanding Base Rate Loan shall be or continue to be 2.50% (it being agreed and understood, however, that upon the termination or expiration of the Forbearance Period, the Lenders shall have the right, in addition to any other rights or remedies they may have, to increase the interest rates applicable to the then outstanding Loans to the default rates described in
Section 2.10(b) of the Credit Agreement, without notice or demand of any kind), and (3) the Letter of Credit Fee shall be an amount equal to 4.75%.

         E. In consideration of and as a material inducement to the Lenders to enter into this

                                      -4-



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Agreement, the Borrowers acknowledge and agree to pay to the Lenders on the date hereof a nonrefundable fee (which shall be in addition to, and not in lieu of, any other fees which the Borrowers are required to pay to the Administrative Agent, the Lenders and/or the Issuing Lender under the Credit Documents) equal to $50,000.

         F. As a further inducement to the Administrative Agent and the Lenders to enter into this agreement, effective as of the date hereof, the Obligors do each hereby release, acquit and forever discharge the Administrative Agent, each of the Lenders, their respective representatives, subsidiaries, affiliates, officers, directors, agents, employees, servants, and attorneys, and the respective personal representatives, successors and assigns of any and all of them (collectively, the "RELEASED LENDER PARTIES"), from and against any and all claims (including without limitation, any so-called "lender liability" claims or defenses), demands, debts, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets against any of the Indebtedness or other obligations of any of the Obligors and liabilities of any kind or character whatsoever, known or unknown, suspected or unsuspected, in contract or in tort, at law or in equity, including without implied limitation, such claims and defenses as fraud, mistake, failure of consideration and duress, which any of the Obligors and/or anyone claiming by or through any of them ever had, now has, or might hereafter have against any of the Released Lender Parties for or by reason of any matter, cause or thing whatsoever occurring from the beginning of time through the end of the Forbearance Period which relates to, in whole or in part, directly or indirectly: (i) any of the Indebtedness, (ii) any of the Credit Documents; (iii) any of the Collateral or other property granted to the Administrative Agent, on behalf of the Lenders, as security for any of the Indebtedness; or (iv) the administration of any of the Indebtedness or conduct of any of the Released Lender Parties. In addition, the Obligors each agree not to commence, join in, assist, prosecute or participate in any suit or other proceeding against any of the Released Lender Parties relating directly or indirectly to any of the foregoing matters or otherwise contrary to the provisions set forth above.

         G. By their signatures below, the Guarantors acknowledge and consent to the accommodations being granted by the Administrative Agent and the Lenders hereunder, and further acknowledge and agree that the Guaranty Agreements remain in full force and effect and continue to apply to the Indebtedness, including without limitation, the Indebtedness as modified by this Agreement.

         H. The Obligors jointly and severally agree to pay all costs and expenses incurred by the Administrative Agent and each of the Lenders, including without limitation, reasonable attorneys' fees, in connection with this Agreement and the transactions contemplated herein. Nothing herein shall be construed to limit the Obligors' obligation to pay fees, costs and expenses pursuant to the terms of the Credit and Forbearance Documents.

         I. The Obligors acknowledge that this Agreement is the result of good faith negotiations, that each of them has carefully considered all of their respective alternatives and that they have entered into this Agreement without duress or coercion of any kind.

                                      -5-


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         J. This Agreement and the other Credit and Forbearance Documents constitute the entire understanding and agreement among the parties hereto and supersede any prior or contemporaneous written or oral understanding with respect to the subject matter hereof. Except as expressly modified herein, the Credit and Forbearance Documents remain unmodified and in full force and effect in accordance with their terms.

         K. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions of this Agreement.

         L. This Agreement may not be modified in any manner, except by written agreement signed by all parties hereto.

         M. No course of dealing heretofore or hereafter between the Obligors, or any one of them, and the Administrative Agent and the Lenders, or any one of them, or any failure or delay on the part of the Administrative Agent and/or the Lenders in exercising any rights or remedies under this Agreement or existing by law shall operate as a waiver of any right or remedy of the Administrative Agent and/or the Lenders with respect to the Indebtedness, and no single or partial exercise of any right or remedy hereunder shall operate as a waiver or preclusion to the exercise of any other rights or remedies the Administrative Agent and/or the Lenders may have in regard to the Indebtedness.

         N. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         O. This Agreement and the other Credit and Forbearance Documents, and all transactions, assignments and transfers hereunder and thereunder, and all the rights of the parties, shall be governed as to validity, construction, enforcement and in all other respects by the laws of the State of Connecticut (without regard to its conflicts of law provisions).


         If the foregoing is in accordance with your agreement, please indicate the same by signing below. If this Agreement is not executed fully and delivered to each of the parties hereto by no later than June 28, 2002, this Agreement shall not become effective and shall be deemed null and void and of no force or effect.

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                                Very truly yours,

                                BALDWIN AMERICAS CORPORATION

                                By
                                   -------------------------------------------
                                    Name:    Vijay C. Tharani
                                    Title:   Vice President

                                BALDWIN EUROPE CONSOLIDATED INC.

                                By
                                   -------------------------------------------
                                    Name:    Vijay C. Tharani
                                    Title:   Vice President

                                BALDWIN ASIA PACIFIC CORPORATION

                                By
                                   -------------------------------------------
                                    Name:    Vijay C. Tharani
                                    Title:   Vice President

                                BALDWIN TECHNOLOGY COMPANY, INC.

                                By
                                   -------------------------------------------
                                    Name:    Vijay C. Tharani
                                    Title:   Vice President, CFO & Treasurer

                                BALDWIN TECHNOLOGY CORPORATION

                                By
                                   -------------------------------------------
                                    Name:    Vijay C. Tharani
                                    Title:   Vice President

                                       -7



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                                BALDWIN GRAPHIC SYSTEMS, INC.

                                By
                                   -------------------------------------------
                                    Name:    Vijay C. Tharani
                                    Title:   Vice President

                                BALDWIN KANSA CORPORATION

                                By
                                   -------------------------------------------
                                    Name:    Ronald F. Rahe
                                    Title:   Secretary

                                BALDWIN EUROPE CONSOLIDATED BV

                                By
                                   -------------------------------------------
                                    Name:    Henricus J. M. Groenemans
                                    Title:   Director

                                By
                                   -------------------------------------------
                                    Name:    Vijay C. Tharani
                                    Title:   Director

                                BALDWIN GERMAN CAPITAL HOLDING GMBH

                                By
                                   -------------------------------------------
                                    Name:    Karl S. Puehringer
                                    Title:   Geschaftsfuhrer

                                BALDWIN GRAFOTEC GMBH

                                By
                                   -------------------------------------------
                                    Name:    John T. Heald, Jr.
                                    Title:   Geschaftsfuhrer

                                      -8-


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                                BALDWIN - JAPAN LTD.

                                By
                                   -------------------------------------------
                                    Name:    John T. Heald, Jr.
                                    Title:   Representative Director

REVIEWED AND AGREED TO:

FLEET NATIONAL BANK,
as Administrative Agent and Lender

By
   --------------------------------
Name:    W. Lincoln Schoff, Jr.
Title:   Senior Vice President


FIRST UNION NATIONAL BANK,
as Lender

By
   --------------------------------
Name:  Elizabeth B. Styer
Title:    Senior Vice President

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                                    Exhibit A

         1. A revolving loan extended by the Lenders to the Borrowers in the principal amount of up to $17,000,000 in accordance with the terms and conditions of, and as evidenced by (a) the Credit Agreement, (b) the Revolving Loan Notes, and (c) the other Credit Documents executed and/or delivered in connection with the aforesaid revolving loan, pursuant to which the Borrowers are legally and validly indebted to the Lenders (excluding Letter of Credit Obligations) in the aggregate principal amount as of June 28, 2002 of $12,650,000.

         2. (a) A Standby Letter of Credit, No. CS1280278, dated July 9, 2001, for the benefit of Dresdner Bank, AG in the face amount of Euro 3,000,000, in accordance with the terms and conditions of, and as evidenced by (i) an Application and Agreement for Standby Letter of Credit, dated July 5, 2001, and
(ii) the other Credit Documents executed and/or delivered in connection with the aforesaid letter of credit, pursuant to which the Borrowers are legally and validly contingently indebted to the Issuing Lender in the principal amount as of June 28, 2002 of Euro 3,000,000.

            (b) A Standby Letter of Credit, No. CS1282215, dated August 3, 2001, for the benefit of First Treetops LP, in the face amount of $124,292, in accordance with the terms and conditions of, and as evidenced by (i) an Application and Agreement for Standby Letter of Credit, dated August 3, 2001, and (ii) the other Credit Documents executed and/or delivered in connection with the aforesaid letter of credit, pursuant to which the Borrowers are legally and validly contingently indebted to the Issuing Lender in the principal amount as of June 28, 2002 of $124,292.

         3. A term loan extended by the Lenders to the Borrowers in the original principal amount of $4,000,000 in accordance with the terms and conditions of, and as evidenced by (a) the Credit Agreement, (b) the Term Loan Notes, and (c) the other Credit Documents executed and/or delivered in connection with the aforesaid term loan, pursuant to which the Borrowers are legally and validly indebted to the Lenders in the aggregate principal amount as of June 28, 2002 of $4,000,000.

         4. Debt evidenced by a Hedging Agreement by and among one or more of the Borrowers and Fleet.

         5. The Parent Guarantee dated as of October 31, 2000 by Baldwin Technology Company, Inc in favor of the Administrative Agent, for the benefit of the Lenders, pursuant to which Baldwin Technology Company, Inc has unconditionally and jointly and severally guaranteed the payment and performance of any and all of the Obligations.

         6. The Subsidiaries Guarantee dated as of October 31, 2000 by Baldwin Technology Corporation, Baldwin Graphics Systems, Inc. and Baldwin Kansa Corporation in favor of the Administrative Agent, for the benefit of the Lenders, pursuant to which Baldwin Technology Corporation, Baldwin Graphics Systems, Inc. and Baldwin Kansa Corporation has each unconditionally and jointly and severally guaranteed the payment and performance of any and all


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of the Obligations.

         7. The Subsidiaries Guarantee dated December 21, 2000 by Baldwin Japan Ltd. in favor of the Administrative Agent, for the benefit of the Lenders, pursuant to which Baldwin Japan Ltd. has unconditionally and jointly and severally guaranteed the payment and performance of any and all of the Obligations.

         8. The Subsidiaries Guarantee dated December 21, 2000 by Baldwin German Capital Holding GmbH and Baldwin Grafotec GmbH in favor of the Administrative Agent, for the benefit of the Lenders, pursuant to which Baldwin German Capital Holding GmbH and Baldwin Grafotec GmbH has each unconditionally and jointly and severally guaranteed the payment and performance of any and all of the Obligations.

                                      -11-